Exhibit 99.1
Pulmonx Reports Fourth Quarter and Full Year 2022 Financial Results

Redwood City, CA – February 22, 2023 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the fourth quarter and full year of 2022 ended December 31, 2022.

Recent Highlights
•Delivered $53.7 million in worldwide revenue for the full year of 2022
•Achieved record worldwide revenue of $15.4 million for the fourth quarter of 2022, a 13% increase over the same period last year and an increase of 18% in constant currency
•Set a new record of $32.5 million and $9.5 million in U.S. revenue for the full year 2022 and the fourth quarter 2022 respectively, each representing 30% year-over-year growth
•Realized gross margin of 73% in the fourth quarter of 2022 and 74% for the full year of 2022
•Added 17 new U.S. treatment centers for Zephyr Valves in the fourth quarter 2022, increasing total U.S. treatment centers to 278

“We continued to build momentum through 2022, finishing the year and fourth quarter with record worldwide and U.S. sales,” said Glen French, President & Chief Executive Officer. “Further, we are making early progress with our refocused commercial strategy designed to boost workflow efficiencies across our account base.”

Mr. French continued, “We remain confident in our ability to execute on our commercial and clinical objectives to fuel long-term growth. Our team is working diligently to drive Zephyr Valve awareness and adoption, as we also prepare for a successful commercial launch in Japan later this year and continue to advance our AeriSeal clinical development program toward commencing our U.S. clinical trial.”

Fourth Quarter 2022 Financial Results
Total worldwide revenue in the fourth quarter of 2022 was $15.4 million, a 13% increase from $13.7 million in the fourth quarter of 2021 and an increase of 18% on a constant currency basis. U.S. revenue was $9.5 million, a 30% increase from the fourth quarter of 2021. International revenue was $6.0 million, a 7% decrease compared to the fourth quarter of 2021, and a 5% increase on a constant currency basis. The increase in U.S. revenue reflects continued commercial momentum and adoption of Zephyr Valve procedures as we move into a more stabilized environment, while international revenue reflects negative impact from foreign currency exchange rates as well as lingering healthcare system constraints.

Gross profit in the fourth quarter of 2022 was $11.2 million, a 9% increase compared to $10.3 million for the fourth quarter of 2021. Gross margin for the fourth quarter of 2022 was 73%, a decrease from 75% for the same period in 2021, reflecting slightly lowered capacity utilization.

Operating expenses in the fourth quarter of 2022 were $25.8 million, compared to $22.6 million for the fourth quarter of 2021, representing an increase of 14%. The increase in operating expenses was primarily attributable to investments in commercial activity and an increase in non-cash stock-based compensation.

Net loss in the fourth quarter of 2022 was $14.3 million, or $0.38 per share, compared to a net loss of $13.0 million, or $0.35 per share, for the same period in 2021.

Adjusted EBITDA loss in the fourth quarter of 2022 was $9.8 million compared to $9.4 million for the same period in 2021.

Full Year 2022 Financial Results
Total worldwide revenue for the full year of 2022 was $53.7 million, an 11% increase from $48.4 million for the full year of 2021 and an increase of 16% on a constant currency basis. U.S. revenue was $32.5 million, a 30% increase from $25.0 million for the full year of 2021. International revenue was $21.2 million, a 10% decrease from $23.4 million for the full year of 2021, and a 1% increase on a constant currency basis. The increase in U.S. revenue reflects continued commercial momentum and adoption of Zephyr Valve procedures as we move into a more stabilized environment, while international revenue reflects negative impact from foreign currency exchange rates as well as pandemic-related healthcare system constraints.

Gross profit for the full year of 2022 was $39.9 million, a 12% increase compared to $35.6 million for the full year of 2021. Gross margin for the full year of 2022 was 74%, approximately flat compared to the prior full year.

Operating expenses for the full year of 2022 were $98.5 million, compared to $82.9 million for the full year of 2021, representing an increase of 19%. The increase in operating expenses was primarily attributable to investments in commercial activity, research and development associated with our AeriSeal clinical development program, and an increase in non-cash stock-based compensation.

Net loss for the full year of 2022 was $58.9 million, or $1.59 per share, compared to a net loss of $48.7 million, or $1.35 per share, for the same period in 2021.

Adjusted EBITDA loss for the full year of 2022 was $41.1 million compared to $36.5 million for the full year of 2021.

Cash, cash equivalents, and marketable securities totaled $147.1 million as of December 31, 2022.

Full Year 2023 Financial Guidance
Pulmonx expects revenue for the full year 2023 to be in the range of $63 million to $65 million.

The Company expects gross margin for the full year 2023 to fall within the range of 73% to 74%.

Pulmonx expects total operating expenses for the full year 2023 to fall within the range of $112 million to $114 million, inclusive of approximately $22 million of non-cash stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, February 22, 2023, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its fourth quarter and full year 2022 financial results and to discuss its full year 2023 financial guidance. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to boost workflow efficiencies across our account base, our expectations regarding account activity and productivity, information concerning the impact of the COVID-19 pandemic on us and our operations, a recovery and growth in the number of procedures performed, the size and penetration of the Japanese market for our products, our plans for commercial launch in Japan in fiscal year 2023 and the success thereof, advancement of our AeriSeal clinical development program toward commencement of our U.S. clinical trial, the timing of trial enrollment and data results from the CONVERT trial and commencement of our U.S. Investigational Device Exemption (“IDE”) trial, and our possible or assumed future results of operations, including long-term outlook, descriptions of the our revenues, total operating expenses, gross margin, profitability, guidance for full year 2023, commercial momentum, physician engagement and awareness of the benefits of the Zephyr Valve, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC on November 8, 2022, available at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for severe lung disease. Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, with over 100,000 valves used to treat more than 25,000 patients. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$15,425	$13,708	$53,662	$48,416
Cost of goods sold	4,241	3,457	13,797	12,786
Gross profit	11,184	10,251	39,865	35,630
Operating expenses
Research and development	3,903	3,708	15,397	13,063
Selling, general and administrative	21,908	18,909	83,105	69,871
Total operating expenses	25,811	22,617	98,502	82,934
Loss from operations	(14,627)	(12,366)	(58,637)	(47,304)
Interest income	748	94	1,529	400
Interest expense	(359)	(199)	(1,066)	(829)
Other income (expense), net	201	(383)	(396)	(585)
Net loss before tax	(14,037)	(12,854)	(58,570)	(48,318)
Income tax expense	246	152	353	343
Net loss	$(14,283)	$(13,006)	$(58,923)	$(48,661)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.35)	$(1.59)	$(1.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,379,644	36,637,399	37,096,541	36,129,409

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$101,736	$148,480
Restricted cash	231	231
Short-term marketable securities	39,402	31,561
Accounts receivable, net	8,677	6,562
Inventory	14,564	16,285
Prepaid expenses and other current assets	4,343	4,883
Total current assets	168,953	208,002
Long-term marketable securities	5,924	10,941
Long-term inventory	5,283	—
Property and equipment, net	4,694	4,814
Goodwill	2,333	2,333
Intangible assets, net	154	277
Right of use assets	5,806	8,075
Other long-term assets	529	731
Total assets	$193,676	$235,173
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,758	$1,582
Accrued liabilities	13,276	13,366
Income taxes payable	19	147
Deferred revenue	120	163
Short-term debt	90	91
Current lease liabilities	3,229	2,201
Total current liabilities	18,492	17,550
Deferred tax liability	94	37
Long-term lease liabilities	3,849	6,844
Long-term debt	17,234	17,324
Other long-term liabilities	—	179
Total liabilities	39,669	41,934
Stockholders' equity
Common stock	38	37
Additional paid-in capital	502,712	482,885
Accumulated other comprehensive income	1,575	1,712
Accumulated deficit	(350,318)	(291,395)
Total stockholders' equity	154,007	193,239
Total liabilities and stockholders' equity	$193,676	$235,173

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three months ended December 31,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$9,455	$7,274	30.0%	—%	30.0%
International	5,970	6,434	(7.2)%	(12.6)%	5.4%
Total	$15,425	$13,708	12.5%	(5.9)%	18.4%

	Twelve months ended December 31,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$32,486	$24,991	30.0%	—%	30.0%
International	21,176	23,425	(9.6)%	(10.2)%	0.6%
Total	$53,662	$48,416	10.8%	(4.9)%	15.7%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
GAAP Net loss	$(14,283)	$(13,006)	$(58,923)	$(48,661)
Depreciation and amortization	386	374	1,513	867
Stock-based compensation	4,247	3,012	16,445	10,530
Interest (income)/expense, net	(389)	105	(463)	429
Provision for income taxes	246	152	353	343
Adjusted EBITDA	$(9,793)	$(9,363)	$(41,075)	$(36,492)